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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

      Date of Report (date of earliest event reported): September 16, 1998



                            Eldorado Bancshares, Inc.
             (Exact name of registrant as specified in its charter)




          Delaware                       2-76555                33-0720548
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State or other jurisdiction of    Commission File Number       IRS Employer
       incorporation                                         Identification No.




                       24012 Calle de la Plata, Suite 150
                         Laguna Hills, California 92653
                    ----------------------------------------
                    (Address of principal executive offices)




                                 (949) 699-4344
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


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Item 5.  Other Events.

         On September 16, 1998, Eldorado Bancshares, Inc. (the "Company") and Antelope Valley Bank ("AVB") entered into a definitive agreement
(the "AVB Acquisition Agreement") for the Company's acquisition (the
"AVB Acquisition") of AVB. Headquartered in Lancaster, California (located approximately 50 miles northeast of Los Angeles), AVB operates eight full service branches. As of June 30, 1998, AVB had total assets of $200.9 million and deposits of $178.1 million.

         Pursuant to the AVB Acquisition Agreement, upon the consummation of the AVB Acquisition, the Company will issue an aggregate of approximately 2,781,600 shares of Common Stock to the shareholders of AVB based upon a fixed exchange ratio of 3.625 shares of Common Stock for each share of AVB common stock. The AVB Acquisition is subject to customary closing conditions, including the receipt of required regulatory approval, approved by the holders of a majority of AVB common stock and letters from the independent accountants of the Company and AVB to the effect that, for financial reporting purposes, the AVB Acquisition qualifies for pooling of interests accounting treatment under GAAP. AVB stockholders owning an aggregate of approximately 30% of AVB common stock have agreed to vote in favor of the AVB Acquisition. The Company and AVB have also entered into a Stock Option Agreement whereby the Company has the right to purchase 19.9% of the outstanding shares of AVB at $43.25 per share upon the occurrence of certain events that create the potential for a third party to acquire or obtain control of AVB.

         Included as an exhibit to this Current Report is the text of a press release issued by the Company on September 16, 1998 concerning the AVB Acquisition Agreement.



Item 7.  Exhibits

         Exhibit 2.1 Agreement and Plan of Merger by and between Eldorado Bancshares, Inc. and Antelope Valley Bank dated September 16, 1998.

         Exhibit 10.1 Stock Option Agreement by and between Eldorado Bancshares, Inc. and Antelope Valley Bank dated September 16, 1998.

         Exhibit 99.1      Text of Press Release dated September 16, 1998.







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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELDORADO BANCSHARES, INC.


                                           By:  /s/ Curt A. Christianssen
                                                -------------------------
                                                Curt A. Christianssen
                                                Senior Vice President

Dated: September 22, 1998